EXHBIIT 16


                                                    Travis Wolff
                                                    Advisors & Accountants
                                                    5580 LBJ Freeway
                                                    Suite 400
                                                    Dallas, TX  75240-6265



January 14, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

We have read the statements made by NetSalon Corporation (the "Company") (File No. 0-26375) which we understand will be filed with the Securities and Exchange Commission (the "Commission"), pursuant to the requirements of Item 4 of Form 8-K, as part of the Company's Current Report on Form 8-K, to be filed with the Commission. We agree with the statements made concerning Travis, Wolff & Company, L.L.P. in such Form 8-K.

Sincerely,

/s/ Travis, Wolff & Company, L.L.P.

Travis, Wolff & Company, L.L.P.